UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

ENERGY TRANSFER EQUITY, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue Dallas, TX	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 981-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, effective June 30, 2011, Mr. Bill W. Byrne and Mr. Paul E. Glaske resigned from the Board of Directors of the general partner of Energy Transfer Equity, L.P. (the “Partnership”) in order to serve on the conflicts committee of the Board of Directors of Energy Transfer Partners, L.P. (“ETP”) in connection with the proposed merger of the Partnership and Southern Union Company and the related contribution by the Partnership to ETP of a 50% interest in Citrus Corp., an entity that owns 100% of the Florida Gas Transmission pipeline system. Messrs. Byrne and Glaske were two of three independent directors serving on the Partnership’s audit committee. Mr. Rick Turner was appointed to the Partnership’s audit committee effective June 30, 2011. Section 303A.07(a) of the New York Stock Exchange (“NYSE”) corporate governance listing standards requires all publicly-traded companies to have at least three independent directors serving on the audit committee. The Partnership provided notice to the NYSE of this noncompliance on July 29, 2011. The Partnership’s Board of Directors intends to appoint another independent director to its audit committee, or to otherwise have three independent directors serving on its audit committee, prior to December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

By: LE GP, LLC, its general partner

Date: August 1, 2011	/s/ John W. McReynolds

John W. McReynolds
President and Chief Financial Officer